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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement of Global Decisions Group LLC on Form S-4 of our report dated February 7, 1997, on our audit of the financial statements of MCM Group, Inc. as of and for the year ended December 31, 1996. We consent to the inclusion of our report on the financial statement schedule, which appears above. We also consent to the reference to our firm under the caption "Experts."


                                                     COOPERS & LYBRAND L.L.P.

New York, New York
August 27, 1997